NOTE AND COMMON STOCK PURCHASE AGREEMENT

THIS NOTE AND COMMON STOCK PURCHASE AGREEMENT is dated effective as of November 11, 2009 (the "Effective Date") by and between Protalex, Inc., a Delaware corporation with its principal office at 145 Union Square Drive, New Hope, PA 18938 (the "Company"), and the several purchasers identified on Exhibit A attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.           Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

(a)           "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with such party.  For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

(b)           "Agreement" means this Note and Common Stock Purchase Agreement.

(c)           “Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(d)           "Closing Date" means the date of the sale and purchase of the Notes and Common Stock acquired hereunder.

(e)           "Operative Agreements" shall mean the Notes and the Security Agreement, together with this Agreement.

(f)           "SEC" shall mean the Securities and Exchange Commission.

(g)           “Security Agreement” shall mean that certain Security Agreement of even date herewith by and among the Company and the secured party named therein in form and substance attached hereto as Exhibit C.

(h)           "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2.           Purchase and Sale of Shares.

2.1           Purchase and Sale.  Subject to and upon the terms and conditions set forth in this Agreement (including but not limited to the conditions precedent set forth in Section 5 below), the Company agrees to issue and sell to each Purchaser, and each Purchaser, jointly and severally, hereby agrees to purchase from the Company, at the Closing (as defined below), the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Exhibit A hereto, at a purchase price of $0.046 per share.  The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading "Purchase Price" on Exhibit A hereto.

2.2           In addition, subject to the terms and conditions of this Agreement, each Purchaser agrees, jointly and severally, to purchase and the Company agrees to sell and issue to each Purchaser, a Three-year Secured Convertible Promissory Note (the "Note") in the principal amount set forth opposite the name of such Purchaser under the heading "Loan Amount" on Exhibit A in form and substance attached hereto as Exhibit B convertible into shares of the Company's Common Stock at an initial conversion price equal to $0.046 per share of the amount so converted (the "Conversion Price"). The Notes shall be a secured obligation of the Company as provided for in the Security Agreement.  No fractional shares shall be issued under the Notes (any fractional shares shall be rounded down to the nearest whole number).

2.3           The shares of Common Stock sold to the Purchasers pursuant to this Agreement are hereinafter referred to as the “Shares.”  The Notes to purchase Common Stock sold hereunder are hereinafter referred to as the “Notes.” The total amount of Common Stock and other securities issuable upon conversion of the Notes are hereinafter referred to as the “Conversion Stock.”  The Shares, the Notes and the Conversion Stock are hereinafter collectively referred to as the “Securities.”

2.4           Closing. The initial purchase and sale of the Shares and Notes shall take place at the offices of Morse Zelnick Rose & Lander, LLP, 405 Park Avenue, Suite 1401, New York, NY at 10:00 A.M., effective as of the Effective Date, or at such other time and place as the Company and the Purchasers in their absolutely discretion shall mutually agree upon (which time and place are designated as the “Closing”).  At the Closing, the Company shall deliver to each Purchaser purchasing Shares and Notes a certificate representing the Shares and a corresponding Note and Security Agreement, registered in the name of such Purchaser, which such Purchaser is purchasing against delivery to the Company by such Purchaser of a cashiers check or wire transfer in the aggregate amount of the Purchase Price and Loan Amount therefor, respectively, payable to the Company's order.

3.           Representations and Warranties of the Company.  Except as otherwise described in the Disclosure Schedule attached hereto or the SEC Documents (as defined below), including any documents incorporated by reference therein or exhibits referenced or attached thereto, the Company hereby represents and warrants to each of the Purchasers as of the Closing the following:

3.1           Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Company ("Material Adverse Effect").  The Company does not have any material subsidiaries other than those identified in the SEC Documents (as defined below).  Except for short-term investments and investments that are not material to the Company, the Company does not own any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity.  Complete and correct copies of the certificate of incorporation (the "Certificate of Incorporation") and bylaws (the "Bylaws") of the Company as in effect on the Effective Date have been filed by the Company with the SEC.  The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2           Capitalization.

(a)           The authorized capital stock of the Company consists of (i)  100,000,000 shares of Common Stock, of which 28,600,464 shares are outstanding on the Effective Date.  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and were not issued in violation of any preemptive or similar rights to subscribe for or purchase securities.

(b)           A list of all outstanding options to purchase shares of Common Stock or other equity awards issued to employees and consultants of the Company pursuant to the employee benefits plans or otherwise, which includes number of shares covered, exercise prices and expiration dates, is set forth in Section 3.2(b) of the Disclosure Schedule.  None of such options provides for exercise on a “cashless” or “net-issuance” basis.

(c)           A list of all outstanding warrants to purchase shares of Common Stock or other equity securities of the Company, as adjusted to reflect the transactions contemplated by this Agreement, which includes number of shares covered, exercise prices and expiration dates of each such agreement, is set forth in Section 3.2(c) of the Disclosure Schedule.

(d)           There are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.  There are no voting agreements or other similar arrangements with respect to the Common Stock to which the Company is a party.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.  The Company does not maintain any pension benefit plan, or other retirement plan, subject to the Employee Retirement Income Security Act.

3.3           Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated therein has been taken.  When executed and delivered by the Company, each of the Operative Agreements shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.  The Company has all requisite corporate power to enter into the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements.

3.4           Valid Issuance of the Shares.  The Shares being purchased by the Purchasers hereunder and the Conversion Stock upon conversion of the Notes will, upon issuance pursuant to the terms hereof and thereof, be duly authorized and validly issued, fully paid and nonassessable.  No preemptive rights or other rights to subscribe for or purchase the Company's capital stock exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement.  As of the Effective Date, except as contemplated in the Notes, no further approval or authority of the stockholders or the Board of Directors of the Company shall be required for the issuance and sale of the Securities by the Company, as contemplated in the Operative Agreements. The Shares, Notes and Conversion Stock issuable upon conversion of the Notes will, upon issuance pursuant to the terms hereof and thereof, be free and clear from any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction or covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

3.5           Financial Statements.  As of their respective dates, the financial statements of the Company included in the SEC Documents (as defined in Section 3.6 below) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as permitted pursuant to Regulation G promulgated under the Exchange Act, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments).  Except as set forth in the subset of SEC Documents filed and publicly available beginning with the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 and prior to the date hereof, since August 31, 2009, (a) there has been no event, occurrence or development that has had or could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principals or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.  As of the Closing Date, the Company’s current working capital was equal to no less than $435,000.00, where current working capital consists of current assets (cash, cash equivalents, and accounts receivables) minus current liabilities inclusive of accounts payable, accrued expenses, severance obligations, and future rent/lease obligations.

3.6           SEC Documents.  The Company has filed all reports, schedules, forms, statements (collectively, and in each case including all exhibits, financial statements and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC) required to be filed by it with the SEC through the Closing Date, and the Company will file, on a timely basis, all similar documents with the SEC during the period commencing on the date hereof and ending on the Closing Date (all of the foregoing being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied or will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates.

3.7           Consents.  Except for stockholder approval as contemplated in the Notes, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of the Operative Agreements and the consummation of the transactions contemplated therein have been obtained and will be effective as of the Closing Date.

3.8           No Conflict.  The execution and delivery the Operative Agreements by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture, franchise, license or other agreement or instrument to which the Company is a party or by which it or its property is bound or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.

3.9           Brokers or Finders.  The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage or finders' fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.10         Nasdaq Stock Market.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq Stock Market Over-the-Counter Bulletin Board ("OTCBB") under the ticker symbol "PRTX.OB."  The Company has taken no action designed to remove, or which, to the Company's knowledge, is likely to have the effect of, suspending or terminating the quotation of the Common Stock on the OTCBB.  The Company shall comply with all requirements, if any, of the Financial Industry Regulatory Authority (“FINRA") with respect to the issuance of the Shares and Conversion Stock and the quoting of the Shares and Conversion Stock (when issued) on the OTCBB.

3.11         Absence of Litigation.  There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any court, governmental body or regulatory agency against the Company, or any of its assets.  The Company has not received any written or oral notification of, or request for information in connection with, any formal or informal inquiry, investigation or proceeding from the SEC or the FINRA.  The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions the Operative Agreements or the right of the Company to execute, deliver and perform under same.

3.12         Intellectual Property.

(a)           To the knowledge of the Company, the Company has ownership of or license or legal right to use all patents, copyrights, trade secrets, trademarks, domain names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other intellectual property or proprietary rights (collectively, "Intellectual Property") used in the business of the Company and material to the Company. The Company knows of no reason why its patent applications do not or would not comply with any statutory or legal requirements or would not issue into valid and enforceable patents.

(b)           To the Company's knowledge, there is no material default by the Company under any material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company.  There are no outstanding or threatened claims, disputes or disagreements with respect to any such licenses or agreements.

(c)           To the knowledge of the Company, the present business, activities and products of the Company do not infringe or misappropriate any Intellectual Property of any third party.  The Company has not been notified that any proceeding charging the Company with infringement or misappropriation of any Intellectual Property held by any third party has been filed.  To the Company's knowledge, there exists no patent held by any third party which includes claims that would be infringed by the Company in the conduct of its business as currently conducted where such infringement would have a Material Adverse Effect.  To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any third party.  Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company restricting the Company's or any such employee's engagement in business activities that are material aspects of the Company's business as currently conducted.

(d)           None of the Intellectual Property owned or, to the Company's knowledge, licensed by the Company that is used in the business of the Company and material to the Company, is subject to any outstanding judgment or order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, scope, use, or ownership of, or otherwise relates to, any such Intellectual Property anywhere in the world. No Patent has been or is now involved in any interference, reissue, reexamination, opposition, or other proceeding.

(e)           Each past employee of the Company has executed a confidential information and invention assignment agreement in the form made available to Purchasers.  No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's confidential information and invention assignment agreement, which works or inventions are necessary to the business of the Company as it is proposed to be conducted.  Each consultant to the Company has entered into an agreement containing appropriate confidentiality and invention assignment provisions, in the form acceptable to Purchasers.  The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

3.13         Offering. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would require the offer, issuance or sale of the Securities, as contemplated by this Agreement, to be registered under Section 5 of the Securities Act.

3.14         Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the Notes, will not be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

3.15         No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock.

3.16         No Violations. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect, or is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably expected to have a Material Adverse Effect.

3.17         Accountants.  Grant Thornton, LLP, who issued their report with respect to the financial statements in the Company's Annual Report on Form 10-K for the year ended May 31, 2009 are an independent registered public accounting firm as required by the Securities Act.

3.18         Taxes.  The Company has filed all necessary federal, state and foreign income and franchise tax returns, including for the period ended May 31, 2009, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect

3.19         Title.  The Company has good and marketable title to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all encumbrances and defects, except such as do not have a Material Adverse Effect.  Any facilities and items of equipment held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such facilities and items of equipment by the Company. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.20         Foreign Corrupt Practices.  To the knowledge of the Company, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company, has in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.21         Employee Relations.  The Company is not involved in any union labor dispute, nor, to the knowledge of the Company, is any such dispute threatened.  The Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good.

3.22         Internal Accounting Controls.  The Company maintains a system of internal accounting controls (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.23         Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, if any, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes Oxley Act.

3.24         Disclosure.  Neither the Operative Agreements, any of the schedules or exhibits hereto or thereto, nor any other document or certificate provided by the Company to the Purchasers in connection herewith or therewith contains any untrue statement of a material fact or, when considered as a whole, omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

3.25         Real Property Holding Corporation.  The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations promulgated thereunder.

4.           Representations and Warranties of the Purchasers.  Each Purchaser severally and jointly with the other Purchasers, represents and warrants to the Company as follows:

4.1           Authorization.  All action on the part of such Purchaser and, if applicable, its officers, directors, partners, members and stockholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated therein has been taken.  When executed and delivered by the Company and such Purchaser, each of the Operative Agreements will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.  Such Purchaser has all requisite power to enter into each of the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements.  Such Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities for an indefinite period of time. Furthermore, the Purchaser acknowledges that the Company has made no representations or warranties except as set for in this Agreement.

4.2           Purchase Entirely for Own Account.  Each Purchaser is acquiring the Securities being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act. Such Purchaser has not entered into an agreement or understanding with any other party to resell or distribute such Securities.

4.3           Investor Status; Etc.  Such Purchaser certifies and represents to the Company that it is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Securities.  Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment.  Subject to the truth and accuracy of the representations and warranties of the Company set forth in Section 3 of this Agreement (as modified by the Company Disclosure Schedule), such Purchaser has received, reviewed and considered all information it deems necessary in making an informed decision to make an investment in the Securities and has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

4.4           [Intentionally omitted]

4.5           Securities Not Registered.  Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.6           No Conflict.  The execution and delivery of the Operative Agreements by such Purchaser and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, (ii) any material agreement or instrument, permit, franchise, or license or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

4.7           Brokers.  Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.8           Consents.  All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

5.           Conditions Precedent.

5.1           Conditions to the Obligation of the Purchasers to Consummate the Closing.  The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Securities being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent unless waived in writing by the Purchasers:

(a)           The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b)           The Notes shall have been executed and delivered by the Company.

(c)           The Company shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(d)           No proceeding challenging the Operative Agreements or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e)           The purchase of and payment for the Securities by the Purchasers shall not be prohibited by any law or governmental order or regulation.  All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f)           All instruments and corporate proceedings in connection with the transactions contemplated by the Operative Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser. Such Purchaser shall have received such certificates of the Company's officers as such Purchaser may have reasonably requested in connection with such transactions.

(g)           The officers and directors of Company shall have resigned from such positions effective as of the Closing, and the Board shall have authorized the appointments as Directors of the Company of Arnold Kling effective immediately after the Closing; provided, however, Frank Dougherty shall remain in office until the expiration of ten days after Company files with the SEC, and mails to its shareholders of record, an Information Statement pursuant to Rule 14f-1 of the Exchange Act.

(h)           The Company (i) shall have filed or caused to be filed with the Delaware Secretary of State and the United States Patent and Trademark Office (the “PTO”)  a formal discharge of all security interests in the Intellectual Property and any other asset of the Company,  and (ii) shall have filed a UCC-1 Financing Statement with the Delaware Secretary of State and the appropriate form, if applicable, with the PTO, in order to perfect the security interest of the Purchasers as forth in the Notes and Security Agreement.

(i)           Each of the that certain September 18, 2003 Investor Rights Agreement and that certain May 25, 2005 Registration Rights Agreement shall have been terminated and the Company shall have no further rights, obligations or liabilities thereunder.

(j)           The Company’s incoming directors and officers shall be covered by a valid and enforceable directors and officers liability insurance policy, on terms reasonably satisfactory to the Purchasers, for a policy period covering at least one year from the date of this Agreement.

(k)           The Company shall not have modified the terms of any severance agreement entered into with its former officers and/or employees and shall not have accelerated the payment of any amount payable under any such agreement.

5.2           Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the Closing and to issue and sell to each of the Purchasers the Securities to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

(a)           The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b)           The applicable Notes shall have been executed and delivered by each Purchaser.

(c)           Each Purchaser shall have performed all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(d)           No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e)           The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.  All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f)           All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

(g)           The Company shall have received executed Purchase Agreements representing an aggregate Purchase Price of $2,000,000 and principal Loan Amounts of $1,000,000.

(h)           Each Purchaser shall have irrevocably delivered such Purchaser’s Purchase Price and Loan Amount to the Company in immediately available funds.

6.           Transfer, Legends; Piggyback Registration Rights.

6.1           Securities Law Transfer Restrictions.

(a)           Each Purchaser acknowledges that the certificates or instruments representing the Securities shall bear restrictive legends substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE PURSUANT TO A PURCHASE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)           Each Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws.  In that connection, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby.  Such Purchaser will not engage in hedging or other similar transactions which would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

6.2.          Piggyback Registration Rights.

(a)           If, at any time the Company shall determine to register any of its securities either for its own account or for the account of a security holder or for any of its Affiliate other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 (or its successor rule under the Securities Act) transaction, or (iii) a registration on any registration form that does not permit secondary sales (such as Form S-4 or S-8) the Company will:

(A)	at least five (5) business days prior to filing any such registration statement under the Securities Act, give to each Purchaser written notice thereof; and

(B)
use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares and Conversion Stock specified in a written request or requests, made by any Purchaser and received by the Company within five (5) days after the written notice from the Company described in clause (A) above is mailed or delivered by the Company.  Such written request may specify all or a part of a Purchaser's Shares and Conversion Stock.  Piggyback registration rights shall be afforded to such Purchasers in accordance with the priorities set forth in Section 6.2(d) hereof.

(b)           If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 6.2(a).  In such event, the right of any Purchaser to registration pursuant to this Section 6.2 shall be conditioned upon such Purchaser's participation in such underwriting and the inclusion of such Purchaser's Shares and Conversion Stock in the underwriting to the extent provided herein. All Purchasers proposing to distribute their securities through such underwriting shall (together with the Company and the other Purchasers of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form for offerings of the type proposed with the representative of the underwriter or underwriters selected by the Company.

(c)           Notwithstanding any other provision of this Section 6.2, if the managing underwriter(s) advises the Company in writing that marketing factors require a limitation on the number of Shares to be underwritten, the managing underwriter(s) may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with Section 6.2(d) hereof; provided, however, that to the extent the Company proposed the underwriting, the Company shall have first priority to have all of its securities included in such underwriting without cutback and the rest of the underwriting shall be allocated pro rata among the selling shareholders (including the Purchasers); provided, further, to the extent any selling shareholder (including any Purchaser) demanded the underwriting, all selling shareholder shall have first priority to have all of their securities included in such underwriting (pro rata) without cutback, then all securities to be registered by the Company.  If any Purchaser does not agree to the terms of any such underwriting, such Purchaser shall be excluded therefrom by written notice from the Company or the underwriter.  Any Shares, Conversion Stock or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.  If securities are so withdrawn from the registration and if the number of shares of Shares and Conversion Stock to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 6.2(d) hereof.

(d)           In any circumstance in which all of the Shares and Conversion Stock and other securities of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Purchasers or other selling shareholder cannot be so included due to marketing factors or other reasons, the following rules of priority shall apply: (a) the Company may limit, to the extent so advised by the managing underwriter(s), the amount of securities (including Shares and Conversion Stock) to be included in the registration by the Company's shareholders (including the Purchasers), or may exclude, to the extent so advised by the underwriter(s), such underwritten securities entirely from the registration.  The Company shall so advise all Purchasers of securities requesting registration, and, subject to the preceding sentence, the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter to the Purchasers for the Shares and Conversion Stock and the holders of the Other Shares electing to include shares in the registration on a pro rata basis.  If any Purchaser or other selling shareholder does not request inclusion of the maximum number of shares of Shares, Conversion Stock and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of such person's allocation shall be reallocated among those requesting Purchasers and other selling shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Shares, Conversion Stock and Other Shares which would be held by such Purchasers and other selling shareholders, assuming conversion, and this procedure shall be repeated until all of the Shares, Conversion Stock and Other Shares which may be included in the registration on behalf of the Purchasers and other selling shareholders have been so allocated.  The Company shall not limit the number of Shares and Conversion Stock to be included in a registration pursuant to this Agreement in order to include Shares held by shareholders with no registration rights or to include any shares issued to employees, officers, directors, or consultants pursuant to any of the Company's employee stock option plans.

(e)           Notwithstanding the above, this Section 6.2 shall not apply to registrations of the Company’s securities that are not underwritten public offerings (x) when the Shares or Conversion Stock, as the case may be, are covered by an effective registration statement or (y) where with respect to any Purchaser, all of such Purchaser’s Shares or Conversion Stock, as the case may be, may be sold without restriction under Rule 144 (or its successor rule under the Securities Act).

7.           Termination; Liabilities Consequent Thereon.  This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

(a)           at any time by mutual written agreement of the Company and the Purchasers; or

(b)           by the Purchasers, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company (including but not limited to the conditions to Closing set forth in Section 5) contained herein and the same has not been cured within 15 days after written notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(b) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

(c)           by the Company with respect to all Purchasers, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein  (including but not limited to the conditions to Closing set forth in Section 5) and the same has not been cured within 15 days after written notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of any Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(c) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by any Purchaser).

Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

8.           Miscellaneous Provisions.

8.1           Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other parties to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

8.2           Rights Cumulative.  Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.3           Pronouns.  All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.4           Notices.  Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below:

(a)          All correspondence from the Purchasers or the Company involving matters related prior to and as of the Closing shall be addressed as follows:

Reed Smith LLP
101 2nd Street, Suite 2000
San Francisco, CA 94111
Attention:      Donald C. Reinke, Esq.
Facsimile:      (415) 391.8269

(b)          All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A, with a copy, in each instance to:

Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue, Suite 1401
New York, NY 10022
Attention:      Kenneth S. Rose, Esq.
Facsimile:      (212) 208-6809

(c)           Any party may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

8.5           Captions.  The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.6           Severability.  Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.7           Governing Law; Injunctive Relief.

(a)           This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction. Venue for all purposes hereunder shall be in the applicable state or federal court located within the State of Delaware.

(b)           Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach").  Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action.  Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

8.8           Amendments. This Agreement may be not be amended or modified except pursuant to an instrument in writing signed by the Purchasers and the Chairman of the Board or the Chief Executive Officer of the Company in office immediately prior to the Closing.

8.9           Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.10         Expenses.  The Company will bear the costs and expenses of all parties in connection with this Agreement; provided, however that the reimbursement of the Purchasers’ expenses, which shall occur at the Closing, shall not exceed $100,000.

8.11         Assignment.  The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party.  Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party.  In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

8.12         Survival.  The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of one year, without regard to any investigation made by any party.

8.13         Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

8.14         Entire Agreement.  This Agreement and the Notes constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.  No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Purchasers and the Chairman of the Board or the Chief Executive Officer of the Company in office immediately prior to the Closing.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Note and Common Stock Purchase Agreement as of the day and year first above written.

PROTALEX, INC.

By:	/s/ Marc Rose
Marc Rose, Chief Financial Officer

NIOBE VENTURES, LLC

By:	/s/ Arnold Kling
Arnold Kling, Manager

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser Name and Address	Number of Shares to be Purchased	Aggregate Share Purchase Price	Loan Amount

Niobe Ventures, LLC	43,478,260	$2,000,000.00	$1,000,000.00